EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ITG Reports Fourth Quarter 2011 Results

Operating Profitability Impacted by Weaker Institutional Trading Volumes

NEW YORK, February 1, 2012 — ITG (NYSE: ITG), a leading agency research broker and financial technology firm, today reported results for the fourth quarter ended December 31, 2011.

Fourth quarter 2011 highlights included:

•                  GAAP net loss of $3.7 million, or $0.09 per diluted share, compared to GAAP net income of $1.8 million, or $0.04 per diluted share in the fourth quarter of 2010.  The GAAP net loss for the fourth quarter of 2011 included (i) a restructuring charge related to lease consolidations and employee separation costs of $6.8 million, or $0.10 per diluted share after taxes; and (ii) a non-cash impairment charge attributable to a minority investment of $4.3 million, or $0.06 per diluted share after taxes.  GAAP net income for the fourth quarter of 2010 included charges related to the Majestic acquisition and office closings of $4.2 million, or $0.07 per diluted share after taxes.

•                  Adjusted net income for the fourth quarter of 2011 of $2.7 million, or $0.07 per diluted share, compared to adjusted net income in the fourth quarter of 2010 of $4.7 million, or $0.11 per diluted share.

•                  Revenues of $129.9 million, compared to $138.3 million in the fourth quarter of 2010.

•                  Expenses of $136.3 million, compared to $135.2 million in the fourth quarter of 2010.

•                  Adjusted expenses of $125.2 million, compared to $131.0 million in the fourth quarter of 2010.

•                  Average daily trading volume in the U.S. of 182 million shares, up 6% from the fourth quarter of 2010.  POSIT® average daily U.S. volume was 86.4 million shares, up 14% from the fourth quarter of 2010.

•                  The repurchase of 1,009,700 shares of common stock under ITG’s authorized share repurchase program for a total of $10.7 million.  Repurchases since the first quarter of 2010 have totaled $89.2 million or 6.1 million shares, resulting in a decrease in shares outstanding, net of new issuances, of more than 10%.

The results of ITG’s U.S. operations during the fourth quarter of 2011 were negatively impacted by reduced levels of trading activity by institutional investors. Sell-side client volume represented 44% of total U.S. volumes, up from 41% in the third quarter of 2011.  Revenues from U.S. operations were $83.1 million in the fourth quarter of 2011, down 7% from $89.6 million in the fourth quarter of 2010.  ITG’s U.S. operations incurred a GAAP net loss of $6.4 million and adjusted net income of $0.3 million in the fourth quarter of 2011, compared to a GAAP net loss of $1.1 million and adjusted net income of $2.3 million in the fourth quarter of 2010.

ITG’s International revenues were $46.8 million in the fourth quarter of 2011, a 4% decrease over $48.8 million in the fourth quarter of 2010.  ITG’s International operations posted GAAP net income of $2.7 million and adjusted net income of $2.4 million in the fourth quarter of 2011, compared to GAAP net income of $2.9 million and adjusted net income of $2.5 million in the fourth quarter of 2010.

“Low levels of trading activity by institutional investors in the U.S. and weaker turnover in both Europe and Asia Pacific pressured our revenues in the fourth quarter,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “Despite these headwinds, we continued to selectively build out the ITG Investment Research platform, maintained a disciplined approach to cost management and returned cash to shareholders via share buybacks in excess of our level of operating earnings.”

Full Year 2011 Results

For the full year 2011, revenues were $572.0 million, GAAP net loss was $179.8 million, or $4.42 per diluted share and adjusted net income was $28.6 million, or $0.69 per diluted share. For the full year 2010, revenues were $570.8 million, GAAP net income was $24.0 million, or $0.55 per diluted share, in 2010 and adjusted net income was $38.1 million, or $0.88 per diluted share.

The discussion above includes adjusted expenses and adjusted net income and related per share amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss fourth quarter results.  Those wishing to listen to the call should dial 1-866-831-6234 (1-617-213-8854 outside the US) and enter the passcode 38122132 at least 10 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s web site at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-888-286-8010 (1-617-801-6888 outside the US) and entering the passcode 69282617. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

ITG is an independent research and execution broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2010 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, potential impairment charges related to goodwill and other long-lived assets, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Commissions and fees	$97,627	$110,639	$445,801	$469,005
Recurring	28,636	26,542	110,919	93,186
Other	3,660	1,165	15,317	8,563
Total revenues	129,923	138,346	572,037	570,754

Expenses:
Compensation and employee benefits	52,041	57,208	219,307	215,886
Transaction processing	20,632	21,746	91,602	85,387
Occupancy and equipment	15,282	15,316	60,191	59,905
Telecommunications and data processing services	13,960	14,108	58,460	53,473
Other general and administrative	22,705	22,516	90,808	88,162
Goodwill and other asset impairment	4,282	—	229,317	11,466
Restructuring charges	6,754	1,812	24,432	4,062
Acquisition related costs	—	2,409	2,523	2,409
Interest expense	625	83	2,025	671
Total expenses	136,281	135,198	778,666	521,421
(Loss) income before income tax expense	(6,358)	3,148	(206,628)	49,333
Income tax (benefit) expense	(2,686)	1,318	(26,839)	25,353
Net (loss) income	$(3,672)	$1,830	$(179,789)	$23,980

(Loss) earnings per share:
Basic	$(0.09)	$0.04	$(4.42)	$0.56
Diluted	$(0.09)	$0.04	$(4.42)	$0.55

Basic weighted average number of common shares outstanding	39,624	41,636	40,691	42,767
Diluted weighted average number of common shares outstanding	39,624	42,538	40,691	43,496

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	December 31,
	2011	2010
	(unaudited)
Assets
Cash and cash equivalents	284,188	$317,010
Cash restricted or segregated under regulations and other	71,496	68,965
Deposits with clearing organizations	25,538	14,235
Securities owned, at fair value	5,277	25,789
Receivables from brokers, dealers and clearing organizations	871,315	865,251
Receivables from customers	472,509	606,256
Premises and equipment, net	43,023	39,373
Capitalized software, net	51,258	57,924
Goodwill	274,292	468,479
Other intangibles, net	39,594	36,784
Income taxes receivable	6,838	5,561
Deferred taxes	16,493	4,902
Other assets	16,248	20,324
Total assets	2,178,069	$2,530,853
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	181,224	$195,109
Short-term bank loans	1,606	—
Payables to brokers, dealers and clearing organizations	1,079,773	1,139,958
Payables to customers	207,738	272,027
Securities sold, not yet purchased, at fair value	438	19,362
Income taxes payable	11,460	16,215
Deferred taxes	719	18,114
Term debt	23,997	—
Total liabilities	1,506,955	1,660,785
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,899,229 and 51,790,608 shares issued at December 31, 2011 and 2010, respectively	519	518
Additional paid-in capital	249,469	246,085
Retained earnings	653,344	833,133
Common stock held in treasury, at cost; 12,679,948 and 10,524,757 shares at December 31, 2011 and 2010, respectively	(240,559)	(220,161)
Accumulated other comprehensive income (net of tax)	8,341	10,493
Total stockholders’ equity	671,114	870,068
Total liabilities and stockholders’ equity	2,178,069	$2,530,853

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following is a reconciliation of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$129,923	$138,346	$572,037	$570,754

Total expenses	136,281	135,198	778,665	521,421
Less:
Acquisition related costs (1) (2)	—	(2,409)	(2,523)	(2,409)
Goodwill and other asset impairment (3)(4)(5)(6)	(4,282)	—	(229,317)	(11,466)
Restructuring charges (7)(8)(9)	(6,755)	(1,812)	(24,432)	(4,062)
Adjusted operating expenses	125,245	130,977	522,393	503,484

(Loss) income before income tax (benefit) expense	(6,358)	3,148	(206,628)	49,333
Effect of adjustments	11,036	4,221	256,272	17,937
Adjusted pre-tax operating income	4,678	7,369	49,644	67,270

Income tax (benefit) expense	(2,686)	1,318	(26,839)	25,353
Tax effect of adjustments	4,636	1,318	47,897	3,797
Adjusted operating income tax expense	1,950	2,636	21,058	29,150

Net (loss) income	(3,672)	1,830	(179,789)	23,980
Net effect of adjustments	6,400	2,903	208,375	14,140
Adjusted operating net income	$2,728	$4,733	$28,586	$38,120

Diluted (loss) earnings per share	$(0.09)	$0.04	$(4.42)	$0.55
Net effect of adjustments	0.16	0.07	5.11	0.33
Adjusted diluted operating earnings per share	$0.07	$0.11	$0.69	$0.88

	U.S.		International
	Three Months Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$83,119	$89,555	$46,804	$48,791

Total expenses	94,227	92,072	42,054	43,126
Less:
Acquisition related costs (2)	—	(2,409)	—	—
Goodwill and other asset impairment (3)	(4,282)	—	—	—
Restructuring charges (7)(8)(9)	(7,027)	(2,254)	273	442
Adjusted operating expenses	82,918	87,409	42,327	43,568

(Loss) income before income tax (benefit) expense	(11,108)	(2,517)	4,750	5,665
Effect of adjustments	11,309	4,663	(273)	(442)
Adjusted pre-tax operating income	201	2,146	4,477	5,223

Income tax(benefit) expense	(4,749)	(1,449)	2,063	2.767
Tax effect of adjustments	4,636	1,318	—	—
Adjusted operating income tax expense	(113)	(131)	2,063	2,767

Net (loss) income	(6,359)	(1,068)	2,687	2,898
Net effect of adjustments	6,673	3,345	(273)	(442)
Adjusted operating net income	$314	$2,277	$2,414	$2,456

Diluted (loss) earnings per share	$(0.16)	$(0.03)	$0.07	$0.07
Net effect of adjustments	0.17	0.08	(0.01)	(0.01)
Adjusted diluted operating earnings per share	$0.01	$0.05	$0.06	$0.06

Notes:

(1)         During the second quarter of 2011, ITG acquired Ross Smith Energy Group Ltd., a Calgary-based independent provider of research on the oil and gas industry. In connection with the acquisition, ITG incurred approximately $2.5 million of acquisition-related costs, including legal fees, contract settlement costs and other professional fees.

(2)         During the fourth quarter of 2010, ITG acquired Majestic Research Corp., a privately held, independent provider of data-driven equity research for the institutional investment community.  In connection with the acquisition, ITG incurred approximately $2.4 million of acquisition-related costs, including legal fees and other professional fees, accelerated employee equity awards and severance costs.

(3)         During the fourth quarter of 2011, ITG determined that the carrying value of its investment in Disclosure Insight, Inc. was fully impaired, resulting in a write-off of $4.3 million.

(4)         In the second quarter of 2011, goodwill with a carrying value of $470.1 million in the U.S. operating segment was deemed impaired and its fair value was determined to be $245.1 million, resulting in an impairment charge of $225.0 million.

(5)         In 2010, goodwill with a carrying value of $5.4 million in the Asia Pacific operating segment relating to our Australian operations was deemed impaired and its fair value was determined to be zero, resulting in an impairment charge of $5.4 million.

(6)         As part of the fourth quarter 2009 restructuring, ITG made certain changes to its product priorities and wrote off $2.4 million of capitalized development initiatives that were not yet deployed. As ITG’s product development plan continued to evolve in the first quarter of 2010, it was determined that additional amounts capitalized in 2009 were not likely to be used and a further $6.1 million write-off was recorded.

(7)         In 2011, ITG decided to implement a restructuring plan to improve margins and enhance shareholder returns primarily focused on reducing costs in workforce, consulting and infrastructure in the U.S. and Europe. The cost reduction plan resulted in a restructuring charge totaling $24.4 million, including $6.8 million recorded in the fourth quarter and $17.7 million recorded in the second quarter. These costs included employee separation and related costs of $19.2 million and lease consolidation costs of $5.2 million.

(8)         During the fourth quarter of 2010, in connection with the integration of Majestic Research Corp., ITG decided to close its Westchester, NY office and relocate the staff, primarily sales traders and support, to its midtown Manhattan office and incurred a restructuring charge of $2.3 million.

(9)         In the second quarter of 2010, ITG committed to a restructuring plan in the Asia Pacific region to close its on-shore operations in Japan, resulting in lower operating costs and reduced capital requirements.  Restructuring charges primarily included employee severance, contract termination costs and non-cash write-offs of fixed assets and capitalized software.

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